EXHIBIT 10.1

    ELEVENTH AMENDMENT, CONSENT AND WAIVER dated as of November 15, 2005 ("Amendment"), executed and delivered in connection with that certain FINANCING AGREEMENT, among ROCK OF AGES CORPORATION, a Delaware corporation ("ROA"), ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Kentucky"), CAROLINA QUARRIES, INC., a Delaware corporation ("Carolina"), PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation ("Pennsylvania"), KEITH MONUMENT COMPANY LLC, a Delaware limited liability company ("Keith"), ROCK OF AGES MEMORIALS INC., a Delaware corporation ("Memorials") and SIOUX FALLS MONUMENT CO., a South Dakota corporation ("Sioux Falls"), as borrowers (ROA, Kentucky, Carolina, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), the lenders party thereto (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement (as defined below).

    WHEREAS, the Companies, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of December 17, 1997, which agreement has been amended by (a) the letter amendment dated June 22, 1998 (the "First Amendment"), (b) the Amendment dated June 1, 1999 (the "Second Amendment"), (c) the Consent and Amendment dated December 20, 1999 (the "Third Amendment"), (d) the Consent and Amendment dated as of December 27, 2000 (the "Fourth Amendment"), (e) the Fifth Amendment dated as of October 23, 2002 (the "Fifth Amendment"), (f) the Sixth Amendment and Waiver dated November 11, 2003 (the "Sixth Amendment"), (g) the Seventh Amendment and Waiver dated as of February 16, 2004 (the "Seventh Amendment"), (h) the Eighth Amendment dated as of July 8, 2004 (the "Eighth Amendment"), (i) the Ninth Amendment dated as of December 31, 2004 (the "Ninth Amendment") and (j) the Tenth Amendment and Waiver dated August 9, 2005 (the "Tenth Amendment") (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Financing Agreement");

    WHEREAS, the Companies have requested that the Lenders (a) agree to (i) waive as an Event of Default a violation of one of the financial covenants contained in the Financing Agreement, (ii) reconstitute $6,189,215 of Revolving Loans as Acquisition Term Loans and (iii) modify certain provisions contained in the Financing Agreement and (b) consent to the FFS Sale and the Wells Lamson Sale (as each such term is defined in Section Two hereof), and the Lenders have agreed to the foregoing request, on the terms and subject to the conditions set forth in this Amendment.

    NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section One. Amendments. Effective as of the date hereof, upon satisfaction of all of the conditions set forth in Section Seven hereof, the Financing Agreement is hereby amended as follows:

        (a)     Applicable Increments. The Companies, the Lenders and the Agent hereby agree that, effective as of the date hereof, each Applicable Increment set forth in the definition of the term "Applicable Increment" in the Financing Agreement shall be increased by .25%, provided, however, that in the event that the reduction condition, as hereinafter defined, shall have occurred, then effective on the first day of the month during which the Agent shall have received the quarterly financial statements of each Company for the fiscal quarter ending on or about June 30, 2006 required to be delivered pursuant to Paragraph 8 of Section 7 of the Financing Agreement, each such Applicable Increment shall be automatically reduced by .25%. As used herein, the term "reduction condition" shall mean that at no time during the period commencing on the date of this letter agreement and ending on the date of receipt by the Agent of the quarterly financial statements described in the preceding sentence shall an Event of Default have occurred and be continuing. The increase in the Applicable Increments and the conditions for the subsequent reduction thereof provided for herein are separate from, and in addition to, the increase in the Applicable Increments and the conditions for the subsequent reduction thereof set forth in the Tenth Amendment.

        (b)    Section 3. Revolving Loans. The first sentence of Paragraph 1 of Section 3 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:

"The Lenders, acting through the Agent, agree, subject to the terms and conditions of this Financing Agreement from time to time, to make loans and advances to ROA, to and for the benefit of the Companies, on a revolving basis (i.e., subject to the limitations set forth herein, the Companies, through ROA, may borrow, repay and re-borrow Revolving Loans), in an aggregate principal amount outstanding at any time not to exceed an amount equal to: (a) the lesser of: (i) Availability; or (ii) the Line of Credit; minus (b) $2,000,000, but subject to the Agent's and the Lenders' (acting through the Agent) right to make overadvances."

    (c)    Section 7. Representations, Warranties and Covenants.

            (i)    Notwithstanding anything to the contrary set forth in Clause G of Paragraph 10 of Section 7 of the Financing Agreement, each of the Companies hereby agrees that it will not declare or pay cash dividends of any kind on any capital stock or equity interest of such Company of any class during the period beginning on and including the date hereof and ending on and including December 31, 2006, in each case without the prior written consent of the Required Lenders, except: (A) for cash dividends of $.025/share of ROA which have been declared and are payable on or about December 15, 2005; and (B) that any Company may declare and pay dividends on its capital stock or equity interests to ROA to facilitate payment of income taxes due as a result of the filing of a unitary or consolidated tax return on which the income of such Company is included.

            (ii)    Paragraph 14 of Section 7 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:

"14. Minimum Operating Cash Flow Ratio.The Companies shall maintain an Operating Cash Flow Ratio, on a consolidated basis, for each period set forth below of not less than (or not worse than, in the case of a negative ratio) the ratio set forth below, opposite such period:

Period	Minimum Operating Cash Flow Ratio
three (3) fiscal quarters ending on or about December 31, 2005	.64 to 1.00
four (4) fiscal quarters ending on or about March 31, 2006	<1.49> to 1.00
four (4) fiscal quarters ending on or about June 30, 2006	<1.02> to 1.00
four (4) fiscal quarters ending on or about September 30, 2006	<.05> to 1.00
four (4) fiscal quarters ending on or about December 31, 2006	.44 to 1.00
four (4) fiscal quarters ending on or about March 31, 2007, and each consecutive period of four (4) fiscal quarters ending thereafter	1.00 to 1.00

            (iii)    Section 7 of the Financing Agreement is amended by adding the following new Paragraph 23 at the end thereof thereof:

"23. Maximum Capital Expenditures. The Companies shall not make or contract to make, on a consolidated basis, Capital Expenditures in an aggregate amount in excess of: (a) during the fiscal year ending in December 2005, $5,600,000; and (b) during any fiscal year ending thereafter, $3,000,000."

    Section Two.    Consents.

        (a)    Sale of FFS Holdings Stock. ROA has informed the Agent that on October 19, 2005 ROA sold all of its shares in FFS Holdings, Inc. for an aggregate purchase price of $3,850,000 (the "FFS Sale"). The Lenders hereby consent to the FFS Sale. On or about October 19, 2005, the Agent received cash proceeds of the FFS Sale in an amount of $3,850,000, and on October 20, 2005, the Agent applied such proceeds as follows: (i) $3,500,000 to the principal balance of Acquisition Term Loans outstanding on such date; and (ii) $350,000 to the principal balance of Revolving Loans outstanding on such date. The Companies hereby consent to the Agent's application of the proceeds of the FFS Sale as described in the preceding sentence.

        (b)    Sale of Wells Lamson Sawplant. ROA has informed the Lenders that it intends to sell its fee simple interest in the real property and improvements located in the Town of Barre, Vermont, described on Exhibit A hereto for a purchase price of not less than $300,000 (the "Wells Lamson Sale"). The Lenders hereby consent to the Wells Lamson Sale, provided that: (i) such sale is consummated on or before the date which is ninety (90) days after the date of this Amendment; (ii) the net cash proceeds of such sale are not less than $300,000 and are promptly remitted to the Agent for application to the Revolving Loans; (iii) ROA obtains a non-compete agreement from the buyer of the subject property, in form and substance satisfactory to the Agent; and (iv) immediately before and immediately after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing. Each Company hereby represents to the Agent and the Lenders that the property described on Exhibit A hereto is not currently being used by such Company for its operations and will not be in use by such Company at the time of the Wells Lamson Sale.

    Section Three.    Waiver. ROA has notified the Agent that the Operating Cash Flow Ratio of the Companies for the two fiscal quarters ended on or about September 30, 2005 was <.24> to 1.00. The failure of the Companies to maintain an Operating Cash Flow Ratio of not less than .61 to 1.00 for such period constitutes a violation of Subparagraph 14 of Section 7 of the Financing Agreement and an Event of Default under the Financing Agreement (the "Designated Default"). Effective as of the date hereof, upon satisfaction of all of the conditions set forth in Section Seven hereof, the Lenders hereby waive the Designated Default as an Event of Default. Nothing contained herein shall constitute a waiver by the Agent or any Lender of any other Default or Event of Default, whether or not the Agent or any Lender has any knowledge thereof, nor shall anything contained herein be deemed a waiver by the Agent or any Lender of any Default or Event of Default which may occur after the date hereof.

    Section Four.     Reconstitution of Loans. The Companies and the Lenders hereby agree that effective as of the date hereof, upon satisfaction of all of the conditions set forth in Section Seven hereof, $6,189,215 of Revolving Loans are reconstituted as Acquisition Term Loans. The Companies and the Lenders agree that immediately after giving effect to such reconstitution, the aggregate outstanding principal balance of Acquisition Term Loans shall be equal to $21,975,015.

    Section Five.    Amendment Fee. In consideration for the amendments, consents, waiver and other accommodations provided herein, the Companies shall pay to the Agent, for the account of the Lenders on a pro-rata basis, a non-refundable fee in the amount of $30,000 (the "Amendment Fee"), which fee shall be fully earned and payable on the date hereof. The Companies hereby authorize the Agent to charge the Collective Loan Account with the amount of the Amendment Fee.

    Section Six.    Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each Company warrants and represents to the Agent and the Lenders as follows:

        (a)    as of the date hereof, all of the representations and warranties contained in the Financing Agreement and each other document relating thereto to which such Company is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

        (b)    the execution, delivery and performance of this Amendment by such Company is within its corporate or limited liability company powers, has been duly authorized by all necessary corporate or limited liability company action, and such Company has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

        (c)    upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity;

        (d)    as of the date hereof, such Company is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to such Company, (ii) cause a violation by such Company of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which such Company is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of such Company, except in favor of the Agent, to secure the Obligations, or (v) violate any provision of any organizational document or capital stock of such Company;

        (e)    as of the date hereof, no Default or Event of Default, other than the Designated Default (as defined in Section Three hereof), has occurred and is continuing; and

        (f)    since the date of the Companies' financial statements for the fiscal year ended in December 2004, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the business, operations, prospects, profitability or condition, financial or otherwise, of any Company or the Companies and their subsidiaries taken as a whole or the Collateral.

    Section Seven.    Conditions Precedent. This Amendment shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred:

        (a)    the Agent shall have received a fully executed counterpart or original of this Amendment;

        (b)    the Agent shall have received from the Companies, for the account of the Lenders on a pro-rata basis, the Amendment Fee;

        (c)    the Agent shall have received a Third Amended and Restated Promissory Note, substantially in the form of Exhibit B to this Amendment (the "Amended Note"), in a principal amount of $21,975,015, duly executed and delivered by the Companies;

        (d)    the Agent shall have received a certificate of the Secretary of each Company, certifying: (i) the names, incumbency and signatures of the officer(s) of such Company authorized to sign this Amendment and the Amended Note; and (ii) that attached thereto are true and correct copies of resolutions duly adopted by such Company's board of directors authorizing such Company to enter into this Amendment and the Amended Note;

        (e)    all representations and warranties set forth in Section Six above shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default (other than the Designated Default) shall have occurred and be continuing; and

        (f)    the Agent shall have received payment of all fees, expenses and disbursements (including, without limitation, the fees and expenses of external counsel) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the transactions contemplated to occur hereunder.

    Section Eight.    General Provisions.

        (a)    Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        (b)    As of the effective date hereof, all references to the Financing Agreement in the Financing Agreement shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.

        (c)    This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

        (d)    This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        (e)    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

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    IN WITNESS WHEREOF, each Company, the Agent and each of the Lenders has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

ROCK OF AGES CORPORATION ROCK OF AGES KENTUCKY CEMETERIES, LLC CAROLINA QUARRIES, INC. PENNSYLVANIA GRANITE CORP. KEITH MONUMENT COMPANY LLC ROCK OF AGES MEMORIALS INC. SIOUX FALLS MONUMENT CO.

By:	/s/Kurt M. Swenson
Name: Kurt M. Swenson
Title: Chairman and Chief Executive Officer of each of the above Companies

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender

By:	/s/Carmen Caporinno
Name: Carmen Caporinno
Title: Vice President

CHITTENDEN TRUST COMPANY, as a Lender

By: /s/John Kingston
Name: John Kingston
Title: Vice President

EXHIBIT A

 Legal Description of Wells Lamson Plant

EXHIBIT B

THIRD AMENDED AND RESTATED
PROMISSORY NOTE

Original date of execution: December 27, 2000
Date of first amendment and restatement: October 25, 2002
Date of second amendment and restatement: February 15, 2005
Date of third amendment and restatement: November 15, 2005

$21,975,015

    FOR VALUE RECEIVED, the undersigned, ROCK OF AGES CORPORATION, a Delaware corporation, ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company, CAROLINA QUARRIES, INC., a Delaware corporation, PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation, KEITH MONUMENT COMPANY, LLC, a Delaware limited liability company, ROCK OF AGES MEMORIALS INC., a Delaware corporation, and SIOUX FALLS MONUMENT CO., A South Dakota corporation, and such other subsidiaries or affiliates of the foregoing as the Lenders, by unanimous consent, permit to become parties to the Financing Agreement (herein the "Companies") jointly and severally, promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein the "Agent") as Agent for itself and the other lenders that are, or may be, pursuant to the terms of the Financing Agreement referred to below, lenders to the Companies, at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty One Million Nine Hundred Seventy-Five Thousand Fifteen Dollars ($21,975,015) in accordance with the provisions of Section 4 of the Financing Agreement (as defined below).

    Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement (as defined below).

    If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

    This Note is one of the Promissory Notes referred to in the Financing Agreement, dated December 17, 1997 (as amended, the "Financing Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement), between the Companies, the Agent and the lenders that are now, or in the future, a party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. This Note amends, supercedes and replaces in their entirety all existing Promissory Notes evidencing Acquisition Term Loans (the "Existing Notes"); provided, however, that all Obligations outstanding under the Existing Notes continue to be outstanding as of the date hereof under this Note. This Note is not and shall not be deemed to be a cancellation or novation with respect to any Obligations under the Existing Notes and the Companies' execution and delivery of this Note shall constitute an express acknowledgment and confirmation of, and agreement with, the foregoing.

    Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, or at the direction of the Required Lenders, immediately due and payable as provided in the Financing Agreement.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By:
Name: Kurt M. Swenson
Title:   Chairman and Chief Executive Officer
           of each of the above Companies

EXHIBIT 10.2

THIRD AMENDED AND RESTATED
PROMISSORY NOTE

Original date of execution: December 27, 2000
Date of first amendment and restatement: October 25, 2002
Date of second amendment and restatement: February 15, 2005
Date of third amendment and restatement: November 15, 2005

$21,975,015

    FOR VALUE RECEIVED, the undersigned, ROCK OF AGES CORPORATION, a Delaware corporation, ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company, CAROLINA QUARRIES, INC., a Delaware corporation, PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation, KEITH MONUMENT COMPANY, LLC, a Delaware limited liability company, ROCK OF AGES MEMORIALS INC., a Delaware corporation, and SIOUX FALLS MONUMENT CO., A South Dakota corporation, and such other subsidiaries or affiliates of the foregoing as the Lenders, by unanimous consent, permit to become parties to the Financing Agreement (herein the "Companies") jointly and severally, promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein the "Agent") as Agent for itself and the other lenders that are, or may be, pursuant to the terms of the Financing Agreement referred to below, lenders to the Companies, at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty One Million Nine Hundred Seventy-Five Thousand Fifteen Dollars ($21,975,015) in accordance with the provisions of Section 4 of the Financing Agreement (as defined below).

    Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement (as defined below).

    If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

    This Note is one of the Promissory Notes referred to in the Financing Agreement, dated December 17, 1997 (as amended, the "Financing Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement), between the Companies, the Agent and the lenders that are now, or in the future, a party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. This Note amends, supercedes and replaces in their entirety all existing Promissory Notes evidencing Acquisition Term Loans (the "Existing Notes"); provided, however, that all Obligations outstanding under the Existing Notes continue to be outstanding as of the date hereof under this Note. This Note is not and shall not be deemed to be a cancellation or novation with respect to any Obligations under the Existing Notes and the Companies' execution and delivery of this Note shall constitute an express acknowledgment and confirmation of, and agreement with, the foregoing.

    Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, or at the direction of the Required Lenders, immediately due and payable as provided in the Financing Agreement.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/Kurt M. Swenson
Name: Kurt M. Swenson
Title:    Chairman and Chief Executive Officer
           of each of the above Companies